UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 27, 2019
STRATS(SM) Trust for News Corporation Securities, Series 2006-4
(Exact name of registrant as specified in its charter)
Synthetic Fixed-Income Securities, Inc.
(Exact name of sponsor and depositor as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
001-33017	20-7097869
(Commission File Number)	(IRS Employer Identification No.)
Synthetic Fixed-Income Securities, Inc. 301 South College Street, DC-8 Charlotte, North Carolina	28288
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 212-214-6277
No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
STRATS(SM) 7.00% Callable Class A-1 Certificates, Series 2006-4	GJV	New York Stock Exchange (“NYSE”)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

The STRATS(SM) Trust for News Corporation Securities, Series 2006-4, which we refer to herein as the “Trust,” was formed pursuant to the Base Trust Agreement, dated as of September 8, 2006 (the “Base Trust Agreement”), as supplemented by the STRATS(SM) Certificates Series Supplement 2006-4 in respect of the Trust, dated as of September 8, 2006 (the “Series Supplement” and, together with the Base Trust Agreement, the “Trust Agreement”), each between Synthetic Fixed-Income Securities, Inc., as trustor, and U.S. Bank Trust National Association, as trustee and securities intermediary. Capitalized terms used but not defined herein have the respective meanings specified in the Trust Agreement.

Section 8 - Other Events

Item 8.01 Other Events.

Pursuant to the Trust Agreement, the Trustee has released the attached Conditional Notice of Call Warrant Exercise on Underlying Securities to the Certificateholders.

Section 9 - Financial Statements and Exhibits

Item 9.01(d)	Exhibits.

The following is filed as an Exhibit to this Report.

Exhibit 99.1	Conditional Notice of Call Warrant Exercise on Underlying Securities.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Synthetic Fixed-Income Securities, Inc. (Registrant)

	By:	/s/ Barbara Garafalo
	Name:	Barbara Garafalo
	Title:	Vice President

Date: November 27, 2019

Exhibit Index

Exhibit No.	Description
99.1	Conditional Notice of Call Warrant Exercise on Underlying Securities.